Exhibit 99.1

FOR IMMEDIATE RELEASE

SmartFinancial, Inc. Completes Acquisition of Foothills Bancorp, Inc.

KNOXVILLE and MARYVILLE, Tenn., November 1, 2018 – SmartFinancial, Inc., Knoxville, Tennessee (“SmartFinancial”) (Nasdaq: SMBK), parent company of SmartBank, today announced the completion of its previously-announced acquisition of Foothills Bancorp, Inc., Maryville, Tennessee (“Foothills Bancorp”), and Foothills Bancorp’s wholly owned bank subsidiary, Foothills Bank & Trust. Effective November 1, 2018, Foothills Bancorp has been merged with and into SmartFinancial, and Foothills Bank & Trust has been merged with and into SmartBank. Based on financial data as of September 30, 2018, the combined company has total consolidated assets of approximately $2.3 billion. This marks SmartFinancial’s third acquisition in the last 12 months.

“We are very excited to expand our presence in East Tennessee and begin introducing our brand to Blount County and further into west Knox County with the addition of the Farragut branch,” said SmartFinancial President and CEO, Billy Carroll.  “Our team is ready to hit the ground running and completing this acquisition puts us one step closer to serving this great neighboring market. We will be working hard over the next several months preparing for the rebrand and a smooth transition for clients, as well as our newly added team members.”
SmartFinancial Chairman Miller Welborn added, “The partnership with Foothills Bank & Trust is ideal and we are extremely excited to increase our footprint in such a strong market with such a good group of experienced and talented bankers.”
The legacy Foothills Bank & Trust branch offices will continue to operate under the Foothills Bank & Trust name, as a division of SmartBank, until mid-March 2019, at which time it is expected these branch offices will adopt the SmartBank brand.

SmartFinancial and SmartBank were advised by the law firm Butler Snow LLP, and Banks Street Partners, LLC served as financial advisor to SmartFinancial and SmartBank. Monroe Financial Partners, Inc. served as financial advisor to Foothills Bancorp and Foothills Bank & Trust, and Foothills Bancorp and Foothills Bank & Trust were advised by the law firm Baker, Donelson, Bearman, Caldwell & Berkowitz, PC.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with 28 branches across Tennessee, Alabama, and the Florida Panhandle. Recruiting the best people, delivering exceptional client service, strategic branching and acquisitions, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Forward-Looking Statements

Certain of the statements made in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as

Exhibit 99.1

amended. Such forward-looking statements, including statements regarding the intent, belief, or current expectations of SmartFinancial management regarding SmartFinancial’s strategic direction, prospects, or future results or the benefits of SmartFinancial’s recently completed acquisitions, are subject to numerous risks and uncertainties. Such factors include, among others, the risk that cost savings and revenue synergies anticipated from SmartFinancial’s recently completed acquisitions may not be realized or may take longer than anticipated to be realized; the risk that the integration of recently acquired institutions may be more expensive to complete than anticipated, including as a result of unexpected factors or events, or may prove more difficult than expected or may be delayed; reputational risk attendant to SmartFinancial’s recently completed acquisitions; disruption from recently completed acquisitions with customers, suppliers, or employee or other business relationships; the amount of costs, fees, expenses, and charges associated with SmartFinancial’s acquisitions; the dilution caused by SmartFinancial’s issuance of additional shares of its common stock as consideration for recently completed acquisitions; changes in management’s plans for the future; prevailing economic and political conditions, particularly in SmartFinancial’s market areas; credit risk associated with SmartFinancial’s lending activities; changes in interest rates, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in applicable laws, rules, or regulations; and other competitive, economic, political, and market factors affecting SmartFinancial’s business, operations, pricing, products, and services. Certain additional factors which could affect the forward-looking statements can be found in SmartFinancial’s report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the SEC and available on the SEC’s website at http://www.sec.gov. SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

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Investor Contacts

William Y. (“Billy”) Carroll, Jr.
President and Chief Executive Officer
SmartFinancial, Inc.
Email: billy.carroll@smartbank.com
Phone: 865.868.0613

Ron Gorczynski
Executive Vice President
Chief Administrative Officer
SmartFinancial, Inc.
Email: ron.gorczynski@smartbank.com
Phone: 865.437.5724

Media Contact

Kelley Fowler
Senior Vice President
Public Relations/Marketing
SmartFinancial, Inc.
Email: kelley.fowler@smartbank.com
Phone: 865.868.0611